UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT DATED OCTOBER 30, 2025, TO PROXY STATEMENT DATED SEPTEMBER 16, 2025

This document is a supplement dated October 30, 2025 (this “Supplement”) to the proxy statement dated September 16, 2025, and first mailed to stockholders of STAAR Surgical Company (“STAAR” or the “Company”) on or about September 16, 2025, which is referred to herein as the “proxy statement”. This Supplement amends and restates an earlier supplement dated October 13, 2025 (which was filed by STAAR on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2025, under the caption “Supplement to the Proxy Statement”).

INTRODUCTION AND EXPLANATORY NOTE

Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the proxy statement. Except as described in this Supplement, the information provided in the proxy statement relating to the Merger Agreement and the transactions contemplated thereby continue to apply. This Supplement and the documents referred to in this Supplement should be read in conjunction with the proxy statement, the annexes and exhibits to the proxy statement and the documents referred to in the proxy statement, each of which should be read in its entirety. All page references herein are to pages in the proxy statement, except where otherwise specified. To the extent that information in this Supplement differs from, updates or conflicts with information contained in the proxy statement, the information in this Supplement supersedes the information in the proxy statement. For clarity, new text within restated paragraphs from the proxy statement (excluding the notice of the Special Meeting) is highlighted with bold, underlined text, while deleted text is ~~bold and stricken-through~~.

As previously disclosed, on August 4, 2025, STAAR entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Alcon (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into STAAR (the “Merger”), with STAAR surviving the Merger as a wholly owned subsidiary of Alcon. If the Merger is completed, STAAR stockholders will receive, in exchange for each share of STAAR common stock held immediately prior to the Merger, $28.00 in cash, without interest and subject to any applicable tax withholding. The STAAR Board of Directors (the “Board”) has unanimously approved the Merger Agreement and has recommended that STAAR stockholders vote in favor of adopting the Merger Agreement.

The transaction price represents an approximately 59% premium to the 90-day volume weighted average price of STAAR common stock on August 4, 2025, the last trading day before the public announcement of the execution of the Merger Agreement, and an approximately 51% premium to the closing price of STAAR common stock on August 4, 2025. The common stock of STAAR is listed on NASDAQ under the symbol “STAA.” Following the consummation of the Merger, STAAR common stock will no longer be listed on any stock exchange or quotation system, and STAAR will cease to be a publicly traded company.

The Merger cannot be completed without approval of the proposal to adopt the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of STAAR common stock entitled to vote thereon. Because of this, STAAR is holding a special meeting of its stockholders (the “Special Meeting”) to vote on the proposal necessary to consummate the Merger (the “Merger Proposal”). As disclosed by STAAR on a Current Report on Form 8-K filed on October 27, 2025, STAAR announced that, in light of ongoing discussions with Alcon, the Special Meeting, which had previously been adjourned to November 6, 2025 at 8:30 a.m. Pacific Time, has been postponed to December 3, 2025 at 8:30 a.m. Pacific Time. The record date for the Special Meeting, which was previously September 12, 2024, has been reset to be the close of business on October 24, 2025 (the “Record Date”). Stockholders who hold shares as of the Record Date will be eligible to vote at the postponed Special Meeting on December 3, 2025.

The Special Meeting will be held in a virtual meeting format only. Stockholders who wish to attend the virtual Special Meeting on December 3, 2025 may access the meeting via the following link: www.virtualshareholdermeeting.com/STAA2025SM. Stockholders accessing the link will then be prompted to enter the 16-digit control number included on their enclosed updated WHITE proxy card, or in the instructions provided by their bank, broker or other financial intermediary (for those who hold their shares in “street name”).

Your Vote Is Important, Please Use the Updated WHITE Proxy Card Today!

Simply follow the easy instructions on the enclosed updated WHITE proxy card to vote by Internet or by signing, dating, and returning the updated WHITE proxy card in the postage-paid envelope provided. If you received this letter by email, you may also vote by pressing the “VOTE NOW” button in the accompanying email.

To enable your votes to be validly counted for the Special Meeting, you must submit your vote via Internet or on the updated WHITE proxy card or voting instruction form for the Special Meeting now scheduled on December 3, 2025.

If you have questions about how to vote your shares, please contact STAAR’s proxy solicitor:

Innisfree M&A Incorporated

Stockholders, please call +1 877-750-8233 (toll-free)

Banks and brokerage firms, please call +1 212-750-5833

If you hold your shares in more than one account, you will receive separate notifications. Please be sure to vote ALL your shares using the updated WHITE proxy card relating to each account.

Broadwood Partners, L.P. and certain of its affiliates (collectively, “Broadwood Group”) have filed a definitive proxy statement in connection with the Special Meeting. We recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of Broadwood Group. If you have submitted such a proxy card (including a green proxy card), we ask that you recast your vote as instructed on the enclosed updated WHITE proxy card, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted and such proxy will be counted only if it has been received by 11:59 p.m., Eastern Time, on December 2, 2025.

Whether or not you plan to virtually attend the Special Meeting, please submit your proxy as soon as possible by following the instructions on the accompanying updated WHITE proxy card to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This Supplement is dated October 30, 2025, and, together with the enclosed form of updated WHITE proxy card, is first being mailed to STAAR stockholders on or about October 30, 2025.

STAAR Surgical Company

25510 Commercentre Drive

Lake Forest, California 92630

NOTICE OF POSTPONED SPECIAL MEETING OF STOCKHOLDERS

RESCHEDULED FOR 8:30 A.M., PACIFIC TIME, ON DECEMBER 3, 2025

(www.virtualshareholdermeeting.com/STAA2025SM)

Notice is hereby given that the Special Meeting of Stockholders (including any adjournments or postponements thereof, which we refer to as the “Special Meeting”) of STAAR Surgical Company (the “Company” or “STAAR”), which was originally scheduled for October 23, 2025, at 8:30 a.m. Pacific Time, and was previously adjourned to November 6, 2025, at 8:30 a.m. Pacific Time, is being postponed and will be reconvened on December 3, 2025, at 8:30 a.m. Pacific Time. The postponed Special Meeting will continue to be held in a virtual format via live webcast at www.virtualshareholdermeeting.com/STAA2025SM.

The Special Meeting will be reconvened to consider and vote upon the proposals described in the Company’s definitive proxy statement for the Special Meeting, dated September 16, 2025, as previously supplemented by a proxy supplement dated October 13, 2025, which was filed with the SEC on October 14, 2025, and as further supplemented by a proxy supplement dated October 30, 2025, which was filed with the SEC on October 30, 2025 (the “proxy statement”). The record date for the Special Meeting was originally September 12, 2025 and was reset to be October 24, 2025.

The Special Meeting is being held for the following purposes, as described further in the proxy statement:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of August 4, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among STAAR, Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon (“Merger Sub,” and such proposal, the “Merger Proposal”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into STAAR (the “Merger”), with STAAR continuing as the surviving company in the Merger and as a wholly owned subsidiary of Alcon; and

2.

To consider and vote on the proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to STAAR’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

Only STAAR stockholders of record as of the close of business on October 24, 2025, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof. The Special Meeting will be held in a virtual meeting format only. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, references in the proxy statement to “present” mean virtually present at the Special Meeting, and to “attend” or “attendance” mean to attend or be in attendance at the Special Meeting through virtual means.

The Board has unanimously recommended that you vote (1) “FOR” the Merger Proposal and (2) “FOR” the Compensation Proposal.

Broadwood Partners, L.P. and certain of its affiliates (collectively, “Broadwood Group”) have filed a definitive proxy statement in connection with the Special Meeting. We recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of Broadwood Group. If you have submitted such a proxy card (including a green proxy card), or if you previously voted on the original form of WHITE proxy card for the Special Meeting originally scheduled for October 23, 2025, we ask that you recast your vote as instructed on the enclosed updated WHITE proxy card, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted and such proxy will be counted only if it has been received by 11:59 p.m., Eastern Time, on December 2, 2025.

Whether or not you plan to attend the virtual Special Meeting, please sign, date and return, as promptly as possible, the enclosed updated WHITE proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet. If you attend the virtual Special Meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares of STAAR common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instructions that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions, and you will not be able to vote your shares at the Special Meeting without a legal proxy. If you sign, date and mail your updated WHITE proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal and “FOR” the Compensation Proposal.

If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of STAAR common stock, please contact STAAR’s proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 750-8233

Banks and brokerage firms, please call: (212) 750-5833

By Order of the Board,

Stephen C. Farrell

Chief Executive Officer

Dated: October 30, 2025

(1)  Supplements to “Questions and Answers”

The following selected Questions and Answers on pages 12 and 15-20 of the proxy statement are hereby amended and supplemented as follows:

Q:	When and where is the Special Meeting?

A:

The Special Meeting is scheduled to be held on ~~October 23~~ December 3, 2025, at 8:30 a.m., Pacific Time (unless the Special Meeting is adjourned or postponed), in a virtual format. STAAR will hold the Special Meeting virtually via live webcast to provide the opportunity for full and equal participation of all STAAR stockholders regardless of location.

You will be able to attend virtually and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/STAA2025SM and using the control number on your updated WHITE proxy card or voting instructions you previously received from your broker, bank or other nominee. You may begin to log into the Special Meeting website beginning at 8:15 a.m., Pacific Time, on ~~October 23~~ December 3, 2025.

The Special Meeting website is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) that have the most updated version of applicable software and plugins installed. STAAR stockholders should ensure that they have a strong Internet connection if they intend to virtually attend the Special Meeting. Attendees should allow sufficient time to access the Special Meeting and ensure that they can hear streaming audio prior to the start of the Special Meeting.

Additional information regarding the rules of conduct and other materials for the Special Meeting will be available during the Special Meeting at www.virtualshareholdermeeting.com/STAA2025SM. You will not be able to attend the Special Meeting physically in person.

Q:	May I attend and vote at the Special Meeting?

A:

All STAAR stockholders as of the Record Date may attend the Special Meeting virtually via live webcast and vote at the Special Meeting. To vote your shares of STAAR common stock at the Special Meeting, you must attend the Special Meeting by visiting www.virtualshareholdermeeting.com/STAA2025SM at 8:30 a.m., Pacific Time, on ~~October 23~~ December 3, 2025. For additional information on how to attend the Special Meeting, see “The Special Meeting—Attending the Special Meeting.”

If your shares of STAAR common stock are registered directly in your name with STAAR’s transfer agent, Equiniti Trust Company (formerly American Stock Transfer & Trust Company) (which this proxy statement refers to as “Equiniti”), you are considered a stockholder of record with respect to those shares. Some stockholders hold shares of STAAR common stock through a bank, broker or other nominee, and are often said to hold those shares in “street name.” These stockholders are considered “beneficial owners” of those shares. If you hold shares of STAAR common stock as a beneficial owner in “street name” as of the Record Date, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares, and you will not be able to vote your shares at the Special Meeting without a legal proxy.

Even if you plan to attend the virtual Special Meeting, STAAR encourages you to sign, date and return the enclosed updated WHITE proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet ~~or by telephone~~ (in accordance with the instructions detailed in “The Special Meeting—Voting at the Special Meeting”) so that your vote will be counted if you later decide not to or become unable to attend the virtual Special Meeting. If you attend the virtual Special Meeting and vote thereat, your vote will revoke any proxy previously submitted.

Q:	What constitutes a quorum?

A:

The presence by remote communication or by proxy of the holders of record on the Record Date of a majority of the STAAR common stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Since there were ~~49,354,123~~ 49,365,823 shares of STAAR common stock outstanding and entitled to vote as of the Record Date, STAAR will need holders of at least ~~24,677,062~~ 24,682,912 shares present by remote communication or by proxy at the Special Meeting to achieve a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.

Q:	How may I vote?

A:	There are ~~four~~ three ways to vote if you are a record holder (i.e., you do not hold your shares of STAAR common stock through a broker, bank or other nominee):

•

By Internet: If you have Internet access, STAAR encourages you to vote at www.proxyvote.com in advance of the Special Meeting by following the instructions on the updated WHITE proxy card prior to 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025.

•	~~By Telephone: As instructed on the WHITE proxy card, you can vote by making a toll-free telephone call from the U.S. or Canada to 1-800-690-6903 prior to 11:59 p.m., Eastern Time, on October 22, 2025.~~

•

By Mail: If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed updated WHITE proxy card in the prepaid envelope provided. For your mailed WHITE proxy card to be counted, it must be received before 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025.

•

At the Special Meeting: To vote during the Special Meeting, visit www.virtualshareholdermeeting.com/STAA2025SM and enter the 16-digit control number included on your updated WHITE proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting website. Technical support will be available starting 15 minutes prior to the Special Meeting.

If you hold shares of STAAR common stock as a beneficial owner in “street name” as of the Record Date, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares, and you will not be able to vote your shares at the Special Meeting without a legal proxy.

Whether or not you plan to attend the virtual Special Meeting, STAAR urges you to vote in advance by proxy to ensure your vote is counted. STAAR encourages you to submit your proxy over the Internet ~~or by telephone, in each case~~, as instructed on your updated WHITE proxy card, ~~both of~~ which ~~are~~ is a convenient, cost-effective and reliable alternative~~s~~ to returning a proxy card by mail. You may still attend the virtual Special Meeting and vote during the virtual Special Meeting if you have already voted by proxy, but any such vote during the Special Meeting will revoke any earlier dated proxy.

Please be aware that, although there is no charge for voting your shares of STAAR common stock, if you vote electronically over the Internet by visiting the website on your updated WHITE proxy card ~~or by telephone by calling the phone number of your WHITE proxy card~~, ~~in each case,~~ you may incur costs such as Internet access ~~and telephone charges~~ for which you will be responsible.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:

Yes. You may change your vote in the manner described in this proxy statement. We further recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of Broadwood Group, which is soliciting proxies in opposition to the Board’s recommendations presented in this proxy statement, including the Merger Proposal and the Compensation Proposal. If you have submitted such a proxy card (including a green proxy card), we ask that you recast your vote as instructed in this proxy statement. You may do this by:

•

Mailing a Subsequently Completed Proxy: Submitting another properly completed WHITE proxy card bearing a later date by mail, provided such WHITE proxy card is received no later than 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025.

•

~~At~~ Voting at the Special Meeting: Virtually attending the Special Meeting and voting at the Special Meeting as instructed in your updated WHITE proxy card. Please note that virtual attendance at the Special Meeting will not by itself constitute revocation of a proxy.

•

Voting Again Electronically: Voting again ~~by telephone or~~ over the Internet before the closing of the voting facilities at 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025 as instructed in your updated WHITE proxy card.

•

Sending a Written Revocation Notice: Sending a written notice that you are revoking your proxy to STAAR’s Corporate Secretary at Office of the Corporate Secretary, STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, California~~,~~ 92630, provided such written notice is received by 5:30 p.m., Pacific Time, on ~~October 22~~ December 2, 2025.

If your shares of STAAR common stock are held in the name of a broker, bank or other nominee, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.

If you have any questions about how to vote or change your vote, you should contact STAAR’s proxy solicitor:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 750-8233

Banks and brokerage firms, please call: (212) 750-5833

Q:	How can I obtain additional information about STAAR?

A:

STAAR will provide copies of this proxy statement, documents incorporated by reference and its 2024 Annual Report to Stockholders, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (which this proxy statement refers to as the “Annual Report”), without charge to any STAAR stockholder who makes a request in writing to STAAR’s Corporate Secretary at Office of the Corporate Secretary, STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, California~~,~~ 92630 or by calling Broadridge at (866) 540-7095 or sending a written request by mail to Broadridge at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. In order for you to receive timely delivery of documents in advance of the Special Meeting, you must make such request by no later than ~~October 13~~ November 23, 2025. The Annual Report and other SEC filings may also be accessed at https://sec.gov or on the Investors page of STAAR’s website at https://investors.staar.com. STAAR’s website address is provided as an inactive textual reference only. The information contained in, or that can be accessed through, STAAR’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to STAAR’s website provided in this proxy statement.

Q:	I am a STAAR stockholder and I received a proxy card from someone other than STAAR. What should I do?

A:

Broadwood Group has filed a ~~preliminary~~ definitive proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and Compensation Proposal presented in this proxy statement. We recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of Broadwood Group. If you have submitted such a proxy card (including a green proxy card), we ask that you recast your vote as instructed in this proxy statement and on the updated WHITE proxy card mailed to you by STAAR, which will revoke any earlier dated proxy card that you submitted. Only the last validly executed proxy that you submit will be counted and such proxy will be counted only if it has been received by 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025. If you have any questions or need assistance, please contact STAAR’s proxy solicitor, Innisfree, using the instructions provided below.

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders, please call toll-free: (877) 750-8233

Banks and brokerage firms, please call: (212) 750-5833

(2)  Supplements to “Special Note Regarding Forward-Looking Statements”

The section titled “Special Note Regarding Forward-Looking Statements” beginning on page 21 of the proxy statement is hereby amended and supplemented as follows:

The information covered by this proxy statement, as supplemented from time to time, including on October 14, 2025 and October 30, 2025, may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (which this proxy statement refers to as the “Securities Act”), and Section 21E of the Exchange Act, as amended by the Private Securities Litigation Reform Act of 1995, such as statements about the consummation of the proposed Merger and the anticipated benefits thereof. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. In addition, STAAR has based some of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Such factors, risks and uncertainties include:

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement between the parties to the Merger or extend the anticipated timetable for completion of the proposed transaction;

•

the failure to obtain the Stockholder Approval, the likelihood of which is increased if there is no amendment or modification to the existing terms of the Merger Agreement, and the outcome of the Broadwood Group’s ongoing proxy contest;

•	the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the Merger within the expected timeframes or at all;

•

risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the Merger and efforts by the Broadwood Group and certain other stockholders to solicit votes of STAAR stockholders in opposition to the Merger or to remove current STAAR directors and officers;

•

disruption from the Merger making it more difficult to maintain business, contractual and operational relationships, including the effect of the announcement of the Merger on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, distributors, suppliers and others with whom it does business, or on its operating results and business generally;

•	the ability of STAAR to meet expectations regarding the timing and completion of the Merger;

•	certain restrictions during the pendency of the Merger that may impact STAAR’s ability to pursue certain business opportunities or strategic transactions;

•	the risk that any announcements relating to the Merger could have adverse effects on the market price of STAAR common stock;

•	the outcome of any legal proceedings that may be instituted against STAAR or Alcon related to the Merger;

•	the possibility that the price of STAAR common stock may decline significantly if the Merger is not consummated;

•	the ability to continue STAAR’s growth and profitability trajectory;

•	STAAR’s reliance on independent distributors in international markets;

•	the risk of a slowdown or disruption to the Chinese economy;

•	global economic conditions and competition;

•	potential disruptions in STAAR’s supply chain;

•	fluctuations in foreign currency exchange rates;

•	international trade disputes (including involving tariffs) and substantial dependence on demand from Asia;

•	changes in effective tax rate or tax laws;

•	any disruption to STAAR’s ability to manufacture Collamer or loss of use of STAAR’s principal manufacturing facility;

•	potential losses due to product liability claims or product recalls;

•	exposure to environmental liability and risks associated with climate change;

•	data corruption, cyber-based attacks or network security breaches and/or noncompliance with data protection and privacy regulations;

•	acquisitions of new technologies;

•	the willingness of surgeons and patients to adopt a new or improved product and procedure;

•	extensive clinical trials and resources devoted to research and development;

•	changes in pricing and pricing controls;

•

compliance with and changes to applicable laws and regulations, including laws pertaining to healthcare fraud and abuse, and U.S. Food and Drug Administration or international regulations related to product approval; and

•	the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action.

Additional information and detailed discussion of these risks, uncertainties and other potential factors that could affect STAAR’s business and performance and cause actual results or outcomes to differ materially from the results, performance or achievements addressed in STAAR’s forward-looking statements is included in STAAR’s other filings with the SEC, including in the section of this proxy statement titled “Risk Factors” and sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of STAAR’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. STAAR assumes no obligation to update its forward-looking statements, which speak as of their respective dates, whether as a result of new information, future events or otherwise.

(3)  Supplements to “Risk Factors”

The first paragraph of the risk factor that begins with the heading, “The consummation of the Merger is subject to certain closing conditions…” on pages 23-24 of the proxy statement is hereby amended and supplemented as follows:

The obligations of STAAR, Alcon and Merger Sub to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including the adoption of the Merger Agreement by holders of a majority of the outstanding shares of STAAR common stock entitled to vote thereon. Ownership of STAAR common stock is currently concentrated among a few stockholders, and STAAR’s largest stockholder, Broadwood Partners, L.P. (“Broadwood”), reported beneficial ownership as of August 8, 2025 of approximately 27.3% of STAAR’s outstanding shares of STAAR common stock. On September 2, 2025, Broadwood filed a Schedule 13D/A and issued a related press release indicating, among other things, that it intends to vote against the Merger Proposal. On September ~~15~~ 24, 2025, Broadwood and other members of the Broadwood Group filed a ~~preliminary~~ definitive proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and Compensation Proposal presented in this proxy statement. If STAAR’s largest stockholders do not vote their shares in support of the adoption of the Merger Agreement, STAAR’s ability to satisfy this closing condition would be materially adversely affected. Further, STAAR may be unable to obtain the votes required to approve these proposals in the absence of any change to the terms of the Merger Agreement. The proxy contest resulting from the Broadwood Group filing will cause STAAR stockholders to incur additional solicitation and other costs, and may impair STAAR’s ability to obtain the votes required to approve the Merger Proposal and Compensation Proposal.

(4)  Supplements to “Summary—Required Stockholder Approval”

The section of the Summary titled “Required Stockholder Approval” on page 7 of the proxy statement is hereby amended and supplemented as follows:

Required Stockholder Approval

The affirmative vote “FOR” the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of STAAR common stock entitled to vote thereon (the “Stockholder Approval”) is required to approve the Merger Proposal. As of the close of business on ~~September 12~~ October 24, 2025 (the “Record Date”), the affirmative vote of ~~24,677,062~~ 24,682,912 shares of STAAR common stock constitutes a vote by the majority of the outstanding shares of STAAR common stock. Receipt of the Stockholder Approval is a condition to the consummation of the Merger.

Assuming a quorum is present, the affirmative vote of the holders of the shares of STAAR common stock representing a majority of the STAAR common stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal (as defined below) is required for approval of, on an advisory (nonbinding) basis, the proposal to approve compensation that may be paid or become payable to STAAR’s named executive officers that is based on or otherwise related to the Merger Agreement and the transactions contemplated by the Merger Agreement (which this proxy statement refers to as the “Compensation Proposal”).

As of the Record Date, STAAR’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately 123,542 shares of STAAR common stock, representing less than 1% of the shares of STAAR common stock outstanding on the Record Date.

(5)  Supplements to “The Special Meeting”

The section titled “The Special Meeting” starting on page 27 of the proxy statement until the subsection thereof titled “—Recommendation of the Board” on page 30, and the related sections of the Summary on page 7-8 of the proxy statement, are hereby amended and supplemented as follows:

Date, Time and Place

The Special Meeting will be held virtually via live webcast on ~~October 23~~ December 3, 2025, beginning at 8:30 a.m., Pacific Time (unless the Special Meeting is adjourned or postponed). STAAR stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/STAA2025SM.

Purpose of the Special Meeting

At the Special Meeting, STAAR will ask STAAR stockholders to vote on proposals to (1) approve the Merger Proposal and (2) approve, on an advisory (nonbinding) basis, the Compensation Proposal.

Attending the Special Meeting

The Special Meeting is scheduled to be held on ~~October 23~~ December 3, 2025, at 8:30 a.m., Pacific Time (unless the Special Meeting is adjourned or postponed), in a virtual format. STAAR will hold the Special Meeting virtually via live webcast to provide the opportunity for full and equal participation of all STAAR stockholders regardless of location.

You may attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/STAA2025SM and using the 16-digit control number found on the updated WHITE proxy card included with this mailing ~~that you previously received~~. If you plan to attend the Special Meeting virtually, STAAR encourages you to access the Special Meeting website prior to the start time of the meeting to allow time to log in and test your device’s audio system. You may begin to log into the Special Meeting website beginning at 8:15 a.m., Pacific Time, on ~~October 23~~ December 3, 2025.

The Special Meeting website is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and mobile phones) that have the most updated version of applicable software and plugins installed. Stockholders should ensure that they have a strong Internet connection if they intend to virtually attend the Special Meeting. Attendees should allow sufficient time to access the meeting and ensure that they can hear streaming audio prior to the start of the Special Meeting.

If you encounter any difficulties accessing the Special Meeting, please call the technical support number that will be provided on the Special Meeting website. Technical support will be available beginning approximately 15 minutes prior to the start of the Special Meeting through its conclusion.

Additional information regarding related rules of conduct and other materials for the Special Meeting will be available during the Special Meeting at www.virtualshareholdermeeting.com/STAA2025SM.

You will not be able to attend the Special Meeting physically in person.

Record Date; Shares Entitled to Vote; Quorum

Only stockholders who held shares of STAAR common stock as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. The list of stockholders of record entitled to vote at the Special Meeting will be available for examination during the 10 days before the Special Meeting by any stockholder for any purpose germane to the Special Meeting during ordinary business hours, at the principal place of business of the corporation at Office of the Corporate Secretary, STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, California~~,~~ 92630. As of the Record Date, there were ~~49,354,123~~ 49,365,823 shares of STAAR common stock outstanding and entitled to vote at the Special Meeting.

The presence, by remote communication or by proxy of the holders of record of a majority of the STAAR common stock entitled to vote at the Special Meeting on the Record Date will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

Each STAAR stockholder will be entitled to one vote for each share of STAAR common stock owned as of the close of business on the Record Date.

The affirmative vote of the holders of a majority of the outstanding shares of STAAR common stock entitled to vote thereon is required to approve the Merger Proposal. As of the Record Date, ~~24,677,062~~ 24,682,912 shares constitute a majority of the outstanding shares of STAAR common stock.

Assuming a quorum is present, the affirmative vote of the holders of the shares of STAAR common stock representing a majority of the STAAR common stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal, is required to approve, on an advisory (nonbinding) basis, the Compensation Proposal.

If a quorum is present at the Special Meeting, the failure of any STAAR stockholder of record to: (1) submit a signed WHITE proxy card; (2) grant a proxy over the Internet ~~or by telephone~~ (in accordance with the instructions on your updated WHITE proxy card and as detailed in “—Voting at the Special Meeting”); or (3) attend the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal. If a quorum is present at the Special Meeting, for any STAAR stockholder who attends the Special Meeting or is represented by proxy and abstains from voting, such abstention will have the same effect as if the STAAR stockholder voted “AGAINST” the Merger Proposal and the Compensation Proposal.

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal but, assuming a quorum is present, will have no effect on the Compensation Proposal, because broker non-votes will not be counted as shares present and entitled to vote with respect to proposals on which the broker has not voted. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. STAAR does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine” or “discretionary” and each of the proposals to be presented at the Special Meeting is considered “non-routine” and “non-discretionary.” As a result, no broker will be permitted to vote your shares of STAAR common stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal (assuming a quorum is present).

Stock Ownership and Interests of Certain Persons

Shares Held by STAAR’s Directors and Executive Officers

As of the Record Date, STAAR’s executive officers and directors beneficially owned and were entitled to vote, in the aggregate, approximately 123,542 shares of STAAR common stock, representing less than 1% of the shares of STAAR common stock outstanding on the Record Date.

Voting at the Special Meeting

There are ~~four~~ three ways to vote if you are a record holder (i.e., you do not hold your shares of STAAR common stock through a broker, bank or other nominee):

•

By Internet: If you have Internet access, STAAR encourages you to vote at www.proxyvote.com in advance of the Special Meeting by following the instructions on the updated WHITE proxy card prior to 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025.

•	~~By Telephone: As instructed on the WHITE proxy card, you can make a toll-free telephone call from the U.S. or Canada to 1-800-690-6903 prior to 11:59 p.m., Eastern Time, on October 22, 2025.~~

•

By Mail: If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed updated WHITE proxy card in the prepaid envelope provided. For your mailed WHITE proxy card to be counted, it must be received before 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025.

•

At the Special Meeting: To vote during the Special Meeting, visit www.virtualshareholdermeeting.com/STAA2025SM and enter the 16-digit control number included in your updated WHITE proxy card. Online access to the Special Meeting will open approximately 15 minutes prior to the start of the Special Meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting website. Technical support will be available starting 15 minutes prior to the Special Meeting.

Although STAAR offers multiple voting methods, STAAR encourages you to vote over the Internet ~~or by telephone~~ as STAAR believes ~~they are~~ it is the most cost-effective method~~s~~. STAAR also recommends that you vote as soon as possible, even if you are planning to attend the Special Meeting, so that the vote count will not be delayed. ~~Both the~~ The Internet ~~and telephone~~ provides a convenient, cost-effective and reliable alternative~~s~~ to returning your updated WHITE proxy card by mail. If you choose to vote your shares of STAAR common stock over the Internet ~~or by telephone~~, there is no need for you to submit your updated WHITE proxy card by mail.

All shares of STAAR common stock represented by properly signed and dated WHITE proxy cards ~~proxies~~ received by the deadline indicated above will be voted at the Special Meeting in accordance with the instructions of the STAAR stockholder. Properly signed and dated WHITE proxy cards ~~proxies~~ that do not contain voting instructions for one or more specific proposals will be voted with respect to the proposals for which instructions are not provided (1) “FOR” the Merger Proposal and (2) “FOR” the Compensation Proposal. If you indicate on your updated WHITE proxy card that you wish to vote in favor of the Merger Proposal but do not indicate a choice on the Compensation Proposal, your shares of STAAR common stock will be voted “FOR” each such proposal. WHITE proxy cards that are returned without a signature will not be counted as present at the Special Meeting and cannot be voted.

If your shares of STAAR common stock are registered directly in your name with STAAR’s transfer agent, Equiniti, you are considered a stockholder of record with respect to those shares. Some stockholders hold shares of STAAR common stock through a bank, broker or other nominee, and are often said to hold those shares in “street name.” These stockholders are considered “beneficial owners” of those shares. If you hold shares of STAAR common stock as a beneficial owner in “street name” as of the Record Date, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares, and you will not be able to vote your shares at the Special Meeting without a legal proxy. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet ~~or telephone~~ through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote thereat, it will have the same effect as if you voted “AGAINST” the Merger Proposal but, assuming a quorum is present, will not have any effect on the Compensation Proposal (so long as you do not attend the Special Meeting and abstain from voting on any given proposal, which would have the same effect as voting “AGAINST” the Merger Proposal and the Compensation Proposal).

Revocability of Proxies

We recommend that STAAR stockholders disregard any proxy card sent to them by or on behalf of any person other than STAAR, including any green proxy card and solicitation materials that may be sent to STAAR stockholders by or on behalf of the Broadwood Group, which is soliciting proxies in opposition to the Board’s recommendations presented in this proxy statement, including the Merger Proposal and the Compensation Proposal. If you have submitted such a proxy card (including a green proxy card), we ask that you recast your vote as instructed in this proxy statement.

Any proxy given by a STAAR stockholder may be revoked by doing any of the following:

•

Mailing a Subsequently Completed Proxy: Submitting another properly completed WHITE proxy card bearing a later date by mail, provided such WHITE proxy card is received no later than 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025.

•

~~At~~ Voting at the Special Meeting: Virtually attending the Special Meeting and voting at the Special Meeting as instructed on your updated WHITE proxy card. Please note that virtual attendance at the Special Meeting will not by itself constitute revocation of a proxy.

•

Voting Again Electronically: Voting again ~~by telephone or~~ over the Internet before the closing of the voting facilities at 11:59 p.m., Eastern Time, on ~~October 22~~ December 2, 2025 as instructed on your updated WHITE proxy card.

•

Sending a Written Revocation Notice: Sending written notice that you are revoking your proxy to STAAR’s Corporate Secretary at Office of the Corporate Secretary, STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, California~~,~~ 92630, provided such written notice is received by 5:30 p.m., Pacific Time, on ~~October 22~~ December 2, 2025.

If your shares of STAAR common stock are held in the name of a broker, bank or other nominee, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow STAAR stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned, postponed or delayed.

(6)  Supplement to “Litigation Relating to the Merger”

Each of the sections titled “Litigation Relating to the Merger” on pages 5 and 73 of the proxy statement is hereby amended and restated as follows:

In connection with the Merger Agreement, two individual lawsuits have been filed by purported stockholders of STAAR, each in the Supreme Court of the State of New York, County of New York, captioned Smith v. STAAR Surgical Company et al., Index No. 55858/2025 (filed October 1, 2025) and Miller v. STAAR Surgical Company et al., Index No. 55880/2025 (filed October 1, 2025) (collectively, the “Complaints”). The Complaints generally allege that this proxy statement misrepresents and/or omits certain purportedly material information, and assert violations of New York common law against STAAR and the members of the Board. The Complaints seek, among other things: an injunction enjoining the consummation of the Merger until a revised proxy statement has been disseminated; rescission or rescissory damages in the event the Merger is consummated; costs of the action, including reasonable plaintiffs’ attorneys’ fees and experts’ fees; and other relief the court may deem just and proper.

In addition to the Complaints, several purported stockholders of STAAR sent demand letters (the “Demands,” and together with the Complaints, the “Matters”) alleging similar deficiencies regarding the disclosures made in the preliminary proxy and this proxy statement, as applicable.

STAAR cannot predict the outcomes of the Matters, but believes that the Matters are without merit. If additional similar complaints are filed or demands are received by STAAR, absent new or significantly different allegations, STAAR will not necessarily disclose such additional filings or demands. The Company has also received appraisal demands from the Broadwood Group and Yunqi Capital Limited.

(7)  Supplements to “Background of the Merger”

The following text is hereby added immediately before the last full paragraph of the section titled “Background of the Merger” on page 47 of the proxy statement:

The second full paragraph on page 40 of the proxy statement is hereby amended and supplemented as follows:

Thereafter, on February 26, 2025, Stephen Farrell, who had previously served as the lead independent director of the Board, was appointed as the Chief Executive Officer of STAAR, and Elizabeth Yeu, M.D. was appointed to serve as Chair of the Board. Following Mr. Farrell’s appointment as Chief Executive Officer, Mr. Frinzi was not involved in any discussions regarding STAAR’s potential transaction with Alcon. On March 18, 2025, STAAR announced the appointment of Deborah Andrews as its Interim Chief Financial Officer.

The following paragraph is added after the fourth full paragraph on page 40 of the proxy statement:

On April 7, 2025, a representative of a privately-owned company (“Party C”) emailed Mr. Farrell and Dr. Yeu to express interest in exploring a potential business combination with STAAR. The outreach did not include any proposal on valuation, timing, diligence requirements, financing capability or other transaction terms. Party C subsequently confirmed to STAAR that “the outreach was an introductory email and was not intended as a proposal.” The email was not followed up on by Party C.

The last paragraph beginning on page 41 of the proxy statement is hereby amended and supplemented as follows:

On July 6, 2025, the Board held a meeting to discuss a potential response to Alcon with members of STAAR’s management and representatives of Citi in attendance. Representatives of Citi reviewed their preliminary financial analysis of STAAR with the Board. STAAR’s management discussed preliminary financial analyses it had conducted and indicated it would prepare multi-year financial projections for the Board’s consideration at a future meeting. Management noted that STAAR’s expense profile was improved due to the reductions in operational costs, but that there remained uncertainty regarding the timing and durability of a recovery in refractive procedure volumes in China, which would impact revenue growth scenarios. In addition, the Board considered additional risks and opportunities that could affect STAAR’s standalone business plan, including competitive threats, a potential trade war and related tariff risks, and the potential for price controls in China. The Board then considered whether to solicit indications of interest from other third parties for a potential transaction with STAAR. Representatives of Citi reviewed the likely universe of potential buyers, including Party A and Party C, and provided their views as to the potential challenges such buyers would face. Among other things, the Board considered whether a higher value could be obtained for STAAR stockholders from a third party other than Alcon and whether increased competition could result in more attractive pricing or other improved terms for STAAR from Alcon, as well as potential risks and disruption that could result from exploratory outreaches and potential market rumors, and the terms that could be included in transaction agreement to enable STAAR to achieve the highest value for its stockholders. The Board also discussed how, following the market rumors in July 2024 that STAAR was attracting takeover interest, no potential buyers had approached STAAR. Following discussions with STAAR’s management and representatives of Citi, the Board was of the view that there was unlikely to be a third party who would be able or willing to provide greater value for STAAR’s stockholders on a timeline similar to the timeline Alcon was prepared to pursue to execute definitive agreements. Accordingly, the Board directed STAAR’s management to continue exploratory discussions with Alcon, provided that Alcon was willing to offer a high per share price. The Board then discussed how STAAR’s stockholders, including Broadwood, may view a transaction with Alcon.

The second full paragraph on page 47 of the proxy statement through the end of the section titled “Background of the Merger” is hereby amended and supplemented as follows:

Prior to executing the Merger Agreement, Mr. Farrell reached out to each of Party A and Party B inviting them to make a proposal for STAAR’s review. Neither responded prior to the execution of the Merger Agreement and, following the execution of the Merger Agreement, Party B sent another email expressing interest in a potential transaction with STAAR without providing any indication of its views on valuation, timing, diligence requirements, financing capability or transaction structure. Thereafter, neither Party A nor Party B sent STAAR another communication prior to the expiration of the 45-day “window shop” period, which ended on September 19, 2025.

Following the meeting of the Board on August 4, 2025, the Merger Agreement was executed on the evening of August 4, 2025. Before the opening of financial markets in New York on August 5, 2025, STAAR filed a current report on Form 8-K announcing the transaction, and the parties issued a joint press release in regards to the same.

On August 8, 2025, Alcon filed a current report on Form 6-K announcing the transaction.

Also on August 8, 2025, Broadwood filed a Schedule 13D/A with the SEC disclosing beneficial ownership of 27.3% of the outstanding STAAR common stock. Broadwood’s filing indicated it had not decided whether to vote in favor of the Merger, against the Merger, or in favor of a superior offer. Further, the Schedule 13D/A noted that Broadwood would be seeking additional documents and information relating to the process that led to the signing of the Merger Agreement to inform its voting decision and was planning to explore strategic alternatives to the Merger.

On September 2, 2025, Broadwood filed a Schedule 13D/A and issued a related press release indicating, among other things, that Broadwood intends to vote against the Merger Proposal. On September 15, 2025, Broadwood and other members of the Broadwood Group filed a preliminary proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and Compensation Proposal presented in this proxy statement.

On September 22, 2025, affiliates of Yunqi Capital Limited, a beneficial owner of approximately 5.1% of the outstanding shares of STAAR common stock, announced in a press release their opposition to the Merger, and it reiterated its position in a letter to STAAR stockholders dated October 7, 2025.

Also on September 22, 2025, STAAR announced in a press release that it had received no competing proposals during the 45-day “window shop” period, which ended on September 19, 2025, despite Broadwood’s active exploration of alternative buyers of STAAR during the 45-day “window shop” period.

On September 24, 2025, the Broadwood Group filed a definitive proxy statement with the SEC to solicit votes of STAAR stockholders in opposition to the Board’s recommendations on the Merger Proposal and the Compensation Proposal presented in this proxy statement.

On September 26, 2025, STAAR published an investor presentation highlighting the stockholder value presented by the Merger, and announced that Soleus Capital Master Fund, L.P. (“Soleus”), beneficial owner of approximately 6% of the outstanding shares of STAAR common stock and STAAR’s second-largest active stockholder as of the September 12, 2025 record date for the Special Meeting, stating that Soleus is supportive of, and intends to vote in favor of, the Merger Proposal absent a material change in circumstance.

On October 2, 2025, the Broadwood Group published an investor presentation highlighting the rationale for its opposition to the Board’s recommendations on the Merger Proposal and the Compensation Proposal presented in this proxy statement.

On October 7, October 10 and October 15, 2025, each of Glass Lewis & Co. LLC, Egan-Jones Proxy Services and Institutional Shareholder Services, respectively, issued recommendations that STAAR’s stockholders vote AGAINST the Merger Proposal and AGAINST the Compensation Proposal.

On October 15, 2025, the Board met with members of STAAR’s management and representatives of Citi, Wachtell Lipton, Innisfree and Joele Frank Wilkinson Brimmer Katcher (“Joele Frank”) (the Company’s communications advisor) to discuss feedback and perspectives from stockholders and potential voting outcomes at the October 23, 2025 Special Meeting. Wachtell Lipton provided guidance to the Board regarding the Board’s fiduciary duties under Delaware law and certain of STAAR’s contractual obligations under the Merger Agreement.

Thereafter, during the period from October 15, 2025 through the date of this Supplement, members of Alcon’s and STAAR’s management and their respective advisors engaged in discussions regarding recent developments and potential next steps, including the possibility of adjourning or postponing the Special Meeting, resetting the record date for the Special Meeting and/or adopting a stockholder rights plan. Further, they discussed various approaches and considerations relative to amending the Merger Agreement, including the potential to provide for a price increase, to add a “go-shop” period so that STAAR could solicit alternative proposals from potential bidders, to eliminate the termination fee payable by STAAR in order to accept a superior offer arising during the go-shop period and Alcon’s related right to “match” any such superior offer, to add a termination right of STAAR, and other potential changes to the Merger Agreement. Over the course of such discussions, Alcon and STAAR discussed potential engagement with STAAR stockholders and proxy advisory firms to understand their perspectives on valuation and other aspects of the proposed Merger.

On October 20, 2025, STAAR announced preliminary net sales results for the third quarter 2025.

On October 21, 2025, the Board met to discuss matters related to the Special Meeting. Members of STAAR’s management and representatives of Citi, Wachtell Lipton and Innisfree attended the meeting. The Board considered, among other things, recent public statements made by the Broadwood Group and Yunqi Capital Limited regarding the proposed Merger, and updates from Mr. Farrell regarding his discussions with Mr. Endicott about potential next steps in connection with the Special Meeting and potential amendments to the Merger Agreement, as well as the possibility that Alcon may request that STAAR adopt a stockholder rights plan. The Board directed STAAR’s management to engage in further discussions with Alcon.

Also on October 21, 2025, the Broadwood Group notified the Board of its intent to call a special meeting of stockholders for the purpose of removing several of STAAR’s directors, and cautioned the Board not to take any procedural or substantive actions with respect to the proposed Merger in advance of the stockholder vote at the Special Meeting on October 23, 2025.

On October 22, 2025, the Board held a meeting to consider whether to adjourn the Special Meeting. Members of STAAR’s management and representatives of Citi, Wachtell Lipton and Innisfree attended the meeting. The Board considered, among other things, updates from Mr. Farrell, Citi and Wachtell Lipton regarding their ongoing discussions with Mr. Endicott, Morgan Stanley and Gibson Dunn, respectively, and guidance from Innisfree regarding the likely outcome of the Special Meeting if held as scheduled on October 23, 2025. In considering whether to adjourn the Special Meeting, the Board considered, among other things, (i) the varying views expressed by STAAR stockholders as to whether to proceed with the Special Meeting, including the Broadwood Group’s and Yunqi Capital Limited’s public opposition to the Merger, (ii) the need to solicit additional proxies in favor of the Merger Proposal and Compensation Proposal based on preliminary voting results, and the possibility that such preliminary voting results may be impacted by some stockholders’ expectation of an adjournment, (iii) the possibility that Alcon would agree to an increase in the Merger Consideration or other changes to the terms of the Merger Agreement, and (iv) the potential adverse impact on STAAR’s valuation in the event of a failed stockholder vote and termination of the Merger Agreement. After such deliberations, the Board instructed STAAR’s management to engage in further discussions with Alcon. Thereafter, Mr. Farrell reached out to Mr. Endicott to further discuss potential terms of an amendment to the Merger Agreement.

On the morning of October 23, 2025, in advance of the scheduled Special Meeting, the Board met to further consider whether to adjourn the Special Meeting. Members of STAAR’s management and representatives of Citi, Wachtell Lipton and Innisfree attended the meeting. Mr. Farrell provided an update on the status of discussions with Alcon, including Alcon’s rejection of STAAR’s request that Alcon agree to an increase in the Merger Consideration. The Board determined that further time was needed to discuss with Alcon and consider potential amendments to the Merger Agreement, and instructed STAAR’s management to suggest that Alcon and STAAR mutually agree to adjourn the Special Meeting in light of ongoing discussions. Thereafter, Mr. Farrell reached out to Mr. Endicott to confirm such mutual agreement.

On October 23, 2025, Mr. Farrell convened the Special Meeting at 8:30 a.m. Pacific Time and promptly adjourned the meeting, without calling for a vote of the stockholders. Promptly thereafter, Alcon and STAAR issued a joint press release announcing that they had agreed to adjourn the Special Meeting until 8:30 a.m. Pacific Time on November 6, 2025.

On October 24, 2025, the Broadwood Group issued a press release criticizing the decision by STAAR and Alcon to delay the final vote on the Merger Proposal, and indicated that it intends to call a special meeting of STAAR stockholders to seek the removal of Dr. Yeu, Mr. Farrell and Mr. Arthur Butcher from the Company’s Board.

On October 24, 2025, the Board met to discuss potential next steps in connection with the Special Meeting and discussions with Alcon. Mr. Farrell provided an update on the status of discussions with Alcon, and indicated that Alcon believed it was important that the Merger Agreement be amended to allow for a 45-day go-shop process, to eliminate the termination fee for acquisition proposals made by certain qualifying bidders during the go-shop period, to eliminate Alcon’s matching rights for superior offers, and to make certain other changes to the Merger Agreement. Mr. Farrell also noted that Alcon had reiterated its intent to engage with STAAR stockholders during the go-shop period to understand their perspectives on the Merger Proposal. In addition, the Board considered the potential need to reset the record date, including if the parties implemented a go-shop period. Mr. Farrell noted that a significant number of shares of STAAR common stock had been sold by stockholders following the record date of September 12, 2025 which, as a result, would make them disinterested in and economically indifferent to the outcome of the Merger Proposal and thus less likely to exercise their voting rights at the Special Meeting, and that stockholders who had purchased STAAR shares after the September 12, 2025 record date were disenfranchised and unable to vote at the Special Meeting. The Board considered potential benefits and detriments to engaging in a go-shop process at that time, as well as the views expressed by the Broadwood Group and Yunqi Capital Limited, which were not supportive of such a process. Following discussions, the Board determined not to accept Alcon’s proposal to amend the terms of the Merger Agreement without a concurrent commitment to increase the Merger Consideration, instructed STAAR’s management to engage in further discussions with Alcon and authorized management to (i) reset the record date for the Special Meeting to the close of business on October 24, 2025 and (ii) in order to comply with applicable advance notice requirements relating to the change in record date, postpone the Special Meeting until December 3, 2025 and provide a new notice of the Special Meeting to STAAR stockholders. After the meeting, Mr. Farrell communicated the Board’s decision to Mr. Endicott, and Alcon provided its consent to resetting the record date and postponing the meeting date.

On October 27, 2025, STAAR issued a press release announcing that the Special Meeting had been postponed to 8:30 a.m. Pacific Time on December 3, 2025, and the record date had been reset on October 24, 2025 to be the close of business on October 24, 2025, in light of ongoing discussions with Alcon.

(8)  Supplements to “Opinion of STAAR’s Financial Advisor”

The section titled “Opinion of STAAR’s Financial Advisors—Selected Public Companies Analyses” beginning on page 55 of the proxy statement is hereby amended and supplemented as follows:

Citi reviewed certain publicly available financial and stock market information of STAAR ~~and the following selected companies~~ and the companies listed in the table below, which are collectively referred to as the “selected companies”~~:~~.

•	~~SI-BONE, Inc.~~

•	~~AtriCure, Inc.~~

•	~~Carl Zeiss Meditec AG~~

•	~~Tandem Diabetes Care, Inc.~~

•	~~RxSight, Inc.~~

Although none of the selected companies ~~listed above~~ is directly comparable to STAAR, the companies included were chosen because they have operations that, for purposes of Citi’s analysis and based on its experience and professional judgment, may be considered generally relevant in evaluating those of STAAR based on business sector participation, operational characteristics and financial metrics. The quantitative information used in this analysis, to the extent that it is based on market data, was based on market data as of August 1, 2025.

For each of the selected companies, and for STAAR for reference, Citi calculated and reviewed, among other information, enterprise value as a multiple of 2026 estimated revenue (such multiple, “EV / 2026E Revenue”). Financial data of the selected companies were based on Wall Street research analysts’ estimates and other publicly available information. With respect to the multiples calculated for STAAR for reference, the financial data of STAAR was based on Wall Street research analysts’ estimates, other publicly available information and information provided by STAAR management. ~~The overall low to high EV / 2026E Revenue multiples, on a fully diluted basis, observed for the selected companies were 0.7x to 3.1x (with a median of 1.9x).~~

The results of this review were as follows:

Selected Company	Enterprise Value ($ in millions)	EV /2026E Revenue
SI-BONE, Inc.	$700	3.1x
AtriCure, Inc.	$1,742	2.9x
Carl Zeiss Meditec AG	$5,323	1.9x
Tandem Diabetes Care, Inc.	$999	0.9x
RxSight, Inc.	$96	0.7x

Based on its professional judgment and experience, and taking into consideration the observed multiples for the selected companies, Citi then applied an illustrative EV / 2026E Revenue multiple reference range of 1.9x to 3.1x to an estimate of STAAR’s 2026 revenue based on the Projections, to derive ranges of implied enterprise value for STAAR. To the range of implied enterprise values it derived for STAAR, Citi added STAAR’s net cash of $185 million as of June 27, 2025 and divided the results by the diluted common stock share count of STAAR, calculated using the treasury stock method, based on equity information as of July 30, 2025 as provided by STAAR management. This analysis indicated an approximate implied per share equity value reference range for STAAR of $16.35 to $23.80, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The section titled “—Selected Precedent Transactions Analysis” beginning on page 56 of the proxy statement is hereby amended and supplemented as follows:

Using publicly available information, Citi performed a selected precedent transactions analysis of STAAR in which Citi reviewed financial data relating to the ~~following~~ seven selected transactions listed in the table below that Citi considered generally relevant for purposes of analysis, which are collectively referred to as the “selected transactions”.~~:~~

~~Announcement Date~~	~~Acquiror~~	~~Target~~
~~03/24/2025~~	~~Alcon Inc.~~	~~LENSAR, Inc.~~
~~06/18/2024~~	~~Boston Scientific Corporation~~	~~Silk Road Medical, Inc.~~
~~02/09/2023~~	~~Abbott Laboratories~~	~~Cardiovascular Systems, Inc.~~
~~01/12/2021~~	~~STERIS plc~~	~~Cantel Medical Corp.~~
~~12/18/2020~~	~~Koninklijke Philips N.V.~~	~~BioTelemetry, Inc.~~
~~11/04/2019~~	~~Stryker Corporation~~	~~Wright Medical Group N.V.~~
~~08/30/2018~~	~~Stryker Corporation~~	~~K2M Group Holdings, Inc.~~

Although none of the target companies in the selected transactions are directly comparable to STAAR and none of the selected transactions are directly comparable to the transactions contemplated by the Merger Agreement, the selected transactions were chosen because they involved businesses with financial, operational or business characteristics that, in Citi’s view, based on its professional judgment and experience, made them sufficiently comparable to STAAR and/or the transaction contemplated by the Merger Agreement or otherwise relevant for purposes of analysis.

For each of the selected transactions, Citi reviewed, among other information, enterprise value as a multiple of the applicable target company’s most recently disclosed last 12 months revenue (“LTM revenue”) as of the announcement date of the relevant transaction (such multiples, “EV / LTM Revenue” multiples). Financial data of the selected transactions were based on public filings and other publicly available information. ~~The overall low to high EV / LTM Revenue multiples observed for the selected transactions were 3.1x to 6.3x (with a median of 5.9x).~~

The results of this review were as follows:

Announcement Date	Acquiror	Target	Transaction Value ($ in billions)	EV /LTM Revenue
03/24/2025	Alcon Inc.	LENSAR, Inc.	$0.3	6.2x
06/18/2024	Boston Scientific Corporation	Silk Road Medical, Inc.	$1.2	6.3x
02/09/2023	Abbott Laboratories	Cardiovascular Systems, Inc.	$0.7	3.1x
01/12/2021	STERIS plc	Cantel Medical Corp.	$4.6	4.4x
12/18/2020	Koninklijke Philips N.V.	BioTelemetry, Inc.	$2.7	6.2x
11/04/2019	Stryker Corporation	Wright Medical Group N.V.	$5.4	5.9x
08/30/2018	Stryker Corporation	K2M Group Holdings, Inc.	$1.4	5.1x

Based on its professional judgment and experience and taking into consideration the observed multiples for the selected transactions, Citi then applied an illustrative EV / LTM Revenue multiple reference range of 3.1x to 6.3x to the LTM revenue of STAAR as of June 27, 2025, to derive ranges of implied enterprise value for STAAR. To the range of implied enterprise values it derived for STAAR, Citi added STAAR’s net cash of $185 million as of June 27, 2025 and divided the results by the diluted common stock share count of STAAR calculated using the treasury stock method, based on equity information as of July 30, 2025 as provided by STAAR management. This analysis indicated an approximate implied per share equity value reference range for STAAR of $17.15 to $30.80, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The section titled “—Discounted Cash Flow Analysis” on page 57 of the proxy statement is hereby amended and supplemented as follows:

Citi conducted a discounted cash flow analysis of STAAR using the Projections for the purpose of determining an implied fully diluted equity value per share for STAAR’s common stock. Based on the Projections, Citi calculated the estimated present value of unlevered free cash flows that STAAR was forecasted to generate during the fiscal years ending December 31, 2025 through December 31, 2030. Citi calculated a range of illustrative terminal values for STAAR as of December 31, 2030 by applying a selected range of revenue exit multiples of 2.5x to 6.5x, selected based on Citi’s professional judgement, to an estimate of STAAR revenue in the terminal year based on the Projections. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of June 27, 2025, using mid-year discounting convention and discount rates ranging from 13.4% to 14.6%, derived from a weighted average cost of capital calculation, to derive ranges of implied enterprise value for STAAR. To the range of implied enterprise values it derived for STAAR, Citi added STAAR’s net cash of $185 million as of June 27, 2025, and added a range of present values of STAAR’s tax benefits from Federal net operating losses carry forwards of approximately $29 million and divided the results by the diluted common stock share count of STAAR calculated using the treasury stock method, based on equity information as of July 30, 2025 as provided by STAAR management. The range of present values of STAAR’s tax benefits from Federal net operating losses carry forwards was calculated by discounting to present values, as of June 27, 2025, estimates of STAAR’s tax benefits from Federal net operating losses carry forwards, as provided in the Projections, using mid-year discounting convention and discount rates ranging from 13.4% to 14.6%. This analysis indicated an approximate implied per share equity value reference range for STAAR of $17.70 to $37.50, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The section titled “—Discounted Equity Research Analyst Price Targets” on page 57 of the proxy statement is hereby amended and supplemented as follows:

Citi reviewed the most recent publicly available research analysts’ one-year forward price targets for STAAR common stock prepared and published by ~~selected~~ ten research analysts. Citi noted that as of August 1, 2025, such price targets ranged from $13.00 to $27.00 for STAAR common stock with a median price target of $19.00. Citi also noted that these ranges of price targets, discounted one year at an estimated 14.0%, reflecting a mid-point estimate of STAAR’s cost of equity, was $11.75 to $24.40 for STAAR common stock, as compared to the closing share price of the STAAR common stock as of August 1, 2025, of $17.76, and the Merger Consideration of $28.00.

The first sentence of the section titled “—Premia Paid” on page 58 of the proxy statement is hereby supplemented as follows:

Citi calculated, using publicly available information, the median one-day unaffected stock price premia paid for 24 acquisition transactions of selected U.S. target public companies announced since January 1, 2015 involving 100% cash consideration with a transaction value over $500 million that Citi deemed appropriate in its professional judgment, which indicated a median one-day unaffected stock price premium of 26%.

(9) Supplements to “Security Ownership of Principal Shareholders and Management”

The section titled “Security Ownership of Principal Shareholders and Management” beginning on page 99 of the proxy statement is hereby amended and supplemented as follows:

The tables below and the accompanying footnotes show information regarding the beneficial ownership of STAAR common stock as of ~~September 12~~ October 24, 2025, unless otherwise indicated. As of ~~September 12~~ October 24, 2025, STAAR had ~~49,354,123~~ 49,365,823 shares of common stock outstanding. The amounts and percentages of STAAR common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of (or to direct the disposition of) such security. A person is also deemed to be a beneficial owner of any securities that such person has a right to beneficially acquire within 60 days. Securities that can be acquired within 60 days are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table shows information concerning the shares of common stock beneficially owned by each person known by STAAR to be the beneficial owner of more than 5% of STAAR common stock (other than directors and executive officers). This information is based on publicly available information filed with the SEC as of ~~August 28~~ October 29, 2025.

Name and Address	Shares Beneficially Owned	Percent of Class(1)
Broadwood Partners, L.P.(2) C/O Broadwood Capital, Inc. 156 W 56th Street, 3rd Floor New York, NY 10019	13,545,391	27.4%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	7,401,395	15.0%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	4,390,767	8.9%
Armistice Capital, LLC(5) 510 Madison Avenue, 7th Floor New York, NY 10022	2,812,000	5.7%
Soleus Capital Master Fund, L.P.(6) 104 Field Point Road, 2nd Floor Greenwich, CT 06830	~~2,562,893~~ 2,984,733	~~5.2~~ 6.0%
Yunqi Capital Limited(7) Unit 3703, 37/F, AIA Tower 183 Electric Road, North Point Hong Kong, K3, 00000	2,500,061	5.1%

(1)

Percent of Class calculated based on ~~49,354,123~~ 49,365,823 shares of common stock outstanding on ~~September 12~~ October 24, 2025. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the Record Date.

(2)

In its Schedule 13D/A filed ~~September 2, 2025 and its Form 4 filed April 10, 2025~~ October 24, 2025, with respect to its ownership of STAAR securities as of ~~September 2~~ October 22, 2025, Broadwood Partners, L.P. and Broadwood Capital, Inc. state they ~~may be deemed to beneficially own 13,519,491 shares and~~ have sole voting power as to no shares, shared voting power as to 13,519,491 shares, sole dispositive power as to no shares, and shared dispositive power as to 13,519,491 shares. Neal C. Bradsher states he ~~may be deemed to beneficially own 13,545,391 shares and~~ has sole voting power as to 25,900 shares, shared voting power as to ~~13,545,391~~ 13,519,491 shares, sole dispositive power as to 25,900 shares, and shared dispositive power as to ~~13,545,391~~ 13,519,491 shares.

(3)

In its Schedule 13G/A filed April 30, 2025, with respect to its ownership of STAAR securities as of March 31, 2024, BlackRock, Inc. states that it has sole voting power as to 7,345,417 shares, shared voting power as to no shares, sole dispositive power as to 7,401,395 shares, and shared dispositive power as to no shares.

(4)

In its Schedule 13G/A filed July 29, 2025, with respect to its ownership of STAAR securities as of June 30, 2025, The Vanguard Group states it has sole voting power as to no shares, shared voting power as to 53,426 shares, sole dispositive power as to 4,286,971 shares, and shared dispositive power as to 103,796 shares.

(5)

In its Schedule 13G filed August 15, 2025, with respect to its ownership of STAAR securities as of June 30, 2025, Armistice Capital, LLC and Steven Boyd state that they have sole voting power as to no shares, shared voting power as to 2,812,000 shares, sole dispositive power as to no shares, and shared dispositive power as to 2,812,000 shares. ~~In its Schedule 13G filed March 28, 2025, with respect to its ownership of STAAR securities as of March 26, 2025, Soleus Capital Master Fund, L.P., Soleus Capital, LLC, Soleus Capital Group, LLC, Soleus Capital Management, L.P., Soleus GP, LLC and Guy Levy state they have sole voting power as to no shares, shared voting power as to 2,562,893 shares, sole dispositive power as to no shares, and shared dispositive power as to 2,562,893 shares.~~

(6)

In its Form 13F filed August 15, 2025, with respect to its ownership of STAAR securities as of June 30, 2025, Soleus Capital Management, L.P. states that it has sole voting power as to 2,984,733 shares, shared voting power as to no shares, sole dispositive power as to 2,984,733 shares, and shared dispositive power as to no shares. ~~In its Schedule 13G filed August 15, 2025, with respect to its ownership of STAAR securities as of June 30, 2025, Armistice Capital, LLC and Steven Boyd state that they have sole voting power as to no shares, shared voting power as to 2,812,000 shares, sole dispositive power as to no shares, and shared dispositive power as to 2,812,000 shares.~~

(7)

In its Schedule 13D/A filed October 27, 2025, with respect to its ownership of STAAR securities as of October 25, 2025, Yunqi Path Capital Master Fund, Yunqi Capital Limited, Yunqi Capital Cayman Limited and Christopher Min Fang Wang state they have sole voting power as to no shares, shared voting power as to 2,500,061 shares, sole dispositive power as to no shares, and shared dispositive power as to 2,500,061 shares.

The following table shows information with respect to the shares of STAAR common stock beneficially owned by (1) each STAAR director, (2) each STAAR named executive officer, and (3) all current STAAR executive officers and directors as a group.

	Shares Beneficially Owned
Name(1)	Shares of Common Stock Owned(2)(4) (#)	Shares Subject to Options Exercisable on or Before ~~November 11~~ December 23, 2025(3) (#)	RSUs Vesting on or Before ~~November 11~~ December 23, 2025(3) (#)	Total (#)	Percent of Class(5)
Deborah Andrews	8,586	—	—	8,586	*
Arthur C. Butcher	4,208	5,173	—	9,381	*
Stephen C. Farrell	35,156	43,335	—	78,491	*
Wei Jiang	25,571	4,010	~~—~~20,967	~~29,581~~ 50,548	*
Louis E. Silverman	475	2,440	—	2,915	*
Elizabeth Yeu	5,099	19,101	—	24,200	*
Lilian Y. Zhou	4,571	7,786	—	12,357	*
Thomas G. Frinzi	55,803	—	—	55,803	*
Patrick F. Williams	—	—	—	—	*
Warren Foust	19,311	~~42,898~~ 45,162	—	~~62,209~~ 64,473	*
Magda Michna	9,761	~~30,389~~ 32,032	—	~~40,150~~ 41,793	*
Nathaniel Sisitsky	10,804	~~33,728~~ 35,706	—7,312	~~44,532~~ 53,822	*
All current directors and executive officers as a group (10 individuals)	123,542	~~188,860~~ 194,745	—28,279	~~312,402~~ 346,566	*

*	Less than 1%.
(1)	The business address of each person named is c/o STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, California 92630.
(2)

Pursuant to Rule 13d-3(a), includes all shares of common stock over which the listed person has, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, voting power, which includes the power to vote, or to direct the voting of, the shares, or investment power, which includes the power to dispose, or to direct the disposition of, the shares. STAAR believes that each individual or entity named has sole investment and voting power with respect to shares of common stock indicated as beneficially owned by him or her, subject to community property laws, where applicable, except where otherwise noted. Restricted shares are listed even when unvested and subject to forfeiture because the holder has the power to vote the shares.

(3)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, each listed person is deemed the beneficial owner of shares that the person has a right to acquire by exercise of a vested option or other right on or before ~~November 11~~ December 23, 2025 (60 days after ~~September 12~~ October 24, 2025). This number includes both In-the-Money STAAR Options and options that are not In-the-Money STAAR Options.

(4)	Includes vested restricted stock awards or units subject to deferred delivery, as follows: Mr. Jiang—1,061 shares and Mr. Farrell – 921 shares.
(5)

Based on ~~49,354,123~~ 49,365,823 shares of common stock outstanding on the stock records as of ~~September 12~~ October 24, 2025. The percentages are calculated in accordance with Rule 13d-3(d)(1), which provides that shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable on or before ~~November 11~~ December 23, 2025 (60 days after ~~September 12~~ October 24, 2025) are deemed outstanding for the purpose of calculating the number and percentage that each person owns, but not deemed outstanding for the purpose of calculating the percentage which any other listed person owns.

*****

Forward-Looking Statements

The information covered by these materials contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in these materials that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the possibility that STAAR and Alcon will not agree to changes to the Merger Agreement or that any such changes would not be sufficient to obtain support from STAAR stockholders, and the failure to obtain approval of the proposed transaction from STAAR’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from STAAR’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of STAAR to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of STAAR to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against STAAR related to the proposed transaction; (8) the possibility that STAAR’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the proxy statement under the caption “Risk Factors” and STAAR’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in STAAR’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, STAAR undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Merger and Where to Find It

These materials relate to the proposed transaction involving STAAR. In connection with the proposed transaction, STAAR has filed relevant materials with the SEC, including STAAR’s definitive proxy statement on Schedule 14A filed on September 16, 2025. The proxy statement was first sent to STAAR stockholders on September 16, 2025. These materials are not a substitute for the proxy statement or any other document that STAAR may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF STAAR ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting STAAR’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

These materials are for informational purposes only and are not intended to and do not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, STAAR and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of STAAR’s common stock in connection with the proposed transaction. Information about the directors and executive officers of STAAR and their ownership of STAAR’s common stock is set forth in the proxy statement, the definitive proxy statement for STAAR’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-20250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by STAAR with the SEC. To the extent holdings of such participants in STAAR’s securities have changed since the amounts described in the proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by STAAR’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

THIS IS THE WHITE PROXY CARD

STAAR SURGICAL COMPANY

C/O FIRST COAST RESULTS, INC.

200 BUSINESS PARK CIRCLE

SUITE 112

SAINT AUGUSTINE, FL 32095

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your WHITE proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STAA2025SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL

Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided or return it to First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, Fl 32095.

V81031-S21717-MGTW

THIS WHITE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 STAAR SURGICAL COMPANY

The Board of Directors recommends you vote FOR Proposals 1 and 2.	For	Against	Abstain

1.

A proposal to adopt the Agreement and Plan of Merger, dated as of August 4, 2025, as may be amended from time to time (the “Merger Agreement”), by and among STAAR Surgical Company (“STAAR”), Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon.

	☐	☐	☐

2.

A proposal to approve, on an advisory (nonbinding) basis, the compensation that may be paid or become payable to STAAR’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

V81032-S21717-MGTW

STAAR Surgical Company

Special Meeting of Stockholders

December 3, 2025 at 8:30 a.m. Pacific Time

THIS WHITE PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Stephen C. Farrell and Nathaniel Sisitsky, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of STAAR common stock that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held on December 3, 2025, virtually at www.virtualshareholdermeeting.com/STAA2025SM, and any adjournment or postponement thereof.

This WHITE proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, this WHITE proxy card will be voted “FOR” each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in this WHITE proxy card will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side